Exhibit 10.32

[Portions of this Exhibit have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Exhibit with all sections intact has been filed separately with the Securities and Exchange Commission.]

FORM OF 2003 SUGARBEET DELIVERY AGREEMENT

Federal ID No.	Agreement No.

Date: , 2003

SIDNEY SUGARS INCORPORATED (“SSI”) and

(“Grower”),

[a corporation, a partnership, an individual]*, whose address is

                                                                                                    , State of

hereby agree as follows:

1.             Purchase and Sale.  Grower shall grow and shall deliver and sell to SSI during the 2003-crop season, and SSI shall purchase from Grower, the sugarbeets as described on the attached Addendum(s) in accordance with the terms of this Agreement (this Agreement and such Addendum(s) together with the Exhibits attached hereto being collectively referred to herein as the Agreement).  SSI shall not be obligated to purchase, and Grower agrees to destroy prior to August 15, 2003, sugarbeets from all acres planted in excess of that set forth on the Addendum(s) attached hereto.  SSI hereby reserves the right to prorate deliveries to be made under this Agreement.  Any such proration shall be established by SSI after a determination by SSI that it may not be able to economically process the entire crop for any reason, including but not limited to, government imposed marketing allocations and for a larger than anticipated crop yield.  A proration shall be communicated to, and applied against, all growers of SSI on a uniform and equitable basis.  Title and risk of loss for sugarbeets purchased hereunder shall pass from Grower to SSI at the time the sugarbeets are placed on the piler belt.

2.             Agricultural Practices.  The sugarbeets shall be planted not later than June 1, 2003 unless a later date is approved in advance in writing by SSI.  Grower shall not plant sugarbeets in the same field in consecutive years unless approved in advance in writing by SSI.  Grower shall not apply nitrogen fertilizer to the sugarbeets after July 1, 2003 unless approved in advance in writing by SSI.  Grower shall not irrigate the sugarbeets within the 20-day period immediately prior to the date that harvest and delivery of the sugarbeets are scheduled to commence unless approved in advance in writing by SSI.  EXCEPT UNDER UNAVOIDABLE EMERGENCY CONDITIONS, GROWER SHALL REMOVE THE SUGARBEET FOLIAGE FROM THE CROP ONLY ON THE DAY ON WHICH SUGARBEETS ARE HARVESTED AND SHALL PROTECT THE SUGARBEETS FROM SUN AND FREEZING TEMPERATURES  AFTER REMOVAL FROM THE GROUND.  Except as expressly set forth in this Agreement, Grower is not obligated to adopt or conform to agricultural practices recommended by SSI or its employees.  In no event shall SSI be liable for any failure or partial failure of Grower’s sugarbeet crop or damage to the sugarbeets.

* Strike out all but the appropriate designation.  If a partnership, the name of the partnership, if any, and the names of all partners should appear.

3.             Restricted Chemicals.  Grower shall not apply to the sugarbeets, or to the land upon which the sugarbeets are grown, any “pesticide chemical” as defined in the Federal Food, Drug, and Cosmetic Act, as amended, unless a regulation shall then be in effect under Section 408 of such Act exempting such chemical from the requirement of a tolerance or prescribing a tolerance for such chemical, in which event such chemical may be applied to the sugarbeets, or land upon which the sugarbeets are grown, only at such time and in such manner and quantities as shall be within the tolerance prescribed for sugarbeets, and any quantity of such chemical in or on sugarbeets delivered hereunder shall be within the tolerance prescribed in such regulation.  Grower acknowledges and agrees that SSI shall have the right to reject and refuse delivery of any sugarbeets to which have been applied, or which have been grown on land to which has been applied, any unauthorized, non-registered, non-approved or prohibited pesticide, herbicide, chemical or other substance.  Grower further acknowledges and agrees that SSI’s right to reject or refuse delivery of any of said sugarbeets may be invoked by SSI at its sole option, regardless of whether or not use of, or application of, an unauthorized, non-registered, non-approved, or prohibited pesticide, herbicide, chemical or other substance results in, or may result in, a residue in or on the sugarbeets grown, or sugar or by-products produced from such sugarbeets.  Grower warrants that the sugarbeets shall be produced and delivered in compliance with all applicable State and Federal laws and the rules and regulations thereunder, including, but not limited to, Section 12 of the Fair Labor Standards Act relating to the employment of minors.

4.             Sugarbeet Seed.  Grower shall use only such sugarbeet seed as may be jointly approved, in advance, by SSI and the Association.  SSI makes no warranties with respect to approved sugarbeet seed varieties.

5.             Condition of Sugarbeets.  Grower shall deliver the sugarbeets to SSI in good condition at the receiving station designated on the Addendum(s) hereto (which designation may be changed by SSI by notice to Grower near the completion of harvest to avoid an insufficient or uneconomic utilization of a receiving station) properly topped and free from excessive amounts of dirt, stones, leaves, trash or other foreign substances which may interfere with the handling or processing of the sugarbeets.  GROWER SHALL NOT DELIVER AND SSI SHALL NOT BE OBLIGATED TO RECEIVE OR TO PAY FOR AND MAY REJECT (i) sugarbeets not grown, harvested or delivered in compliance with the terms of this Agreement; (ii) sugarbeets of less than 12% sugar content; (iii) sugarbeets of less than 80% purity; (iv) diseased, frozen, freeze damaged, wilted or improperly topped sugarbeets; (v) sugarbeets which are commingled with excessive amounts of dirt, stones, leaves, trash or other foreign substances; or (vi) sugarbeets which for any other reason are not suitable for the manufacture of sugar.  SSI’s failure to reject any sugarbeets shall not constitute a waiver by SSI of, or in any manner impair, SSI’s right to reject any other sugarbeets under this Agreement.

6.             Timing of Deliveries.  Sugarbeets shall be harvested and delivered as and when scheduled by SSI until the beginning of regular harvest (the beginning of regular harvest is hereinafter referred to as the “initial piling date”).  No sugarbeets may be delivered before the initial piling date unless covered by an Early Harvest Amendment between Grower and SSI.  The initial piling date will begin on a date determined by SSI no earlier than September 26, 2003 and no later than October 1, 2003.  On and after the initial piling date, Grower shall harvest and deliver all unharvested sugarbeets as soon as possible without further notification and, unless prevented by weather conditions, shall complete delivery of all sugarbeets by December 1, 2003.  If weather conditions prevent the harvest of all sugarbeets prior to December 1, 2003 and if the Factory is still operating, Grower may deliver during such operating period at such times and places as may be designated by SSI.  After consultation with the Association, SSI may (i) change the initial piling date, (ii) control and restrict deliveries after the initial piling date, or (iii) control and restrict deliveries during any period when warm weather may subject sugarbeets in storage piles to abnormal deterioration.  SSI shall use its best efforts to receive approximately 5% per day (during a normal working day) of all Grower’s estimated total tonnage.  Any requests by Grower for correction and/or changes in delivery tickets must be received by SSI within ten (10) days of the date of delivery of the sugarbeets in order to be considered by SSI.

7.             Late Harvest Payment.  Notwithstanding the provisions of Section 6, Grower may be subject to a late harvest payment in the event Grower fails to complete delivery of all sugarbeets within the twenty (20) harvest days commencing on the initial piling date (the “Regular Harvest Period”) as further provided in this Section 7.

(a)           The late harvest payment shall be assessed against Grower if Grower delivers sugarbeets to a receiving station (outside or factory yard) after the Trigger Time (as defined below) for that receiving station.  The late harvest payment to be assessed to Grower shall be $100 for each hour of operation of that receiving station for the benefit of Grower.  The amount of the late harvest payment shall be deducted from the first payment (and subsequent payments if necessary) to be made by SSI to Grower hereunder.

(b)           The “Trigger Time” shall be the point in time following completion of the Regular Harvest Period that a receiving station has operated for three (3) harvest days following delivery of 95% of the sugarbeets contracted for delivery to that receiving station.  A “harvest day” shall be defined as the normal hours of operation during the Regular Harvest Period for that receiving station.  The actual Trigger Time for purposes of calculating the late harvest payment shall be determined following completion of harvest based on actual deliveries.

(c)           The following terms and conditions shall apply with regard to the determination of the late harvest payment:

(i)            The late harvest payment shall be applied against the Grower’s agreement(s) with respect to which the late deliveries are made.

(ii)           The late harvest payment shall apply for each hour that the receiving station is open for the benefit of the Grower, regardless of the actual hours the Grower is actively harvesting sugarbeets.  Grower will not be charged a late harvest payment for any period that it is not harvesting, provided that Grower has given SSI reasonable advance notice that it will not be harvesting sugarbeets.  The minimum interval for operation of a receiving station will be 8 hours.

(iii)          Grower may avoid the late harvest payment by completing deliveries to another receiving station closer to the factory for which the Trigger Time has not yet been met.

(iv)          If SSI determines that a receiving station is, or is anticipated to be, over its capacity to receive and store sugarbeets, Grower may not be permitted to deliver to that station, at the sole discretion of SSI.

8.             Beet Payment.  Sugarbeets grown, harvested and delivered in accordance with the terms of this Agreement shall be paid for under the following terms:

(a)           A proper deduction for tare will be made by SSI in determining the net tons of sugarbeets delivered by Grower.  The determination of top tare shall be based on the removal of all beet crown material leaving a distinct trace of leaf scar after the top tare is taken.  For beets smaller than or equal to 3” in diameter, removal will be straight across.  For beets larger than 3” in diameter, removal will be down to 22º from the horizontal.  All soil, beet tops, weeds, rocks and other debris found in all samples will be part of the total tare.

(b)           SSI shall determine the sugar content of the sugarbeets and the factory cossettes, which determination shall be final.  Grower may have representatives (weighman, tareman and chemist) in SSI’s scale house, tare room and laboratory to check weights, tares and  sugar analyses, but such representatives must be qualified in the line of work to be performed.

(c)           The price per net ton of sugarbeets shall be based on (i) the Average Net Return for Sugar (as defined in paragraph 8(d)) and (ii) the Adjusted Average Sugar Content of Grower’s sugarbeets (as defined and determined under paragraph 8(e)), as set forth in the following scale, subject to increase or decrease for freight charges, early harvest payments, and/or hauling allowance as provided in paragraph 8(g).

SUGARBEET PAYMENT SCALE

(Payment in dollars per net ton of sugarbeets)

Average Net Return for Sugar per CWT	Adjusted Average Sugar Content (%) of Sugarbeets
	19.0%	18.0%	17.0%	16.0%	15.0%	14.0%
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

Fractions of Average Net Return for Sugar and Adjusted Average Sugar Content shall be in the same relative proportion and shall be interpolated from the scale.  If the Average Net Return for Sugar or the Adjusted Average Sugar Content is higher or lower than shown in the foregoing scale, the price to be paid for sugarbeets shall be increased or decreased in proportion to the immediately preceding price interval.

(d)           The term Average Net Return for Sugar as used in this Agreement means the net selling price for sugar received by American Crystal Sugar Company from United Sugars Corporation for the 2003 crop year, less all charges and expenditures of the kind regularly and customarily deducted from the net selling price for sugar under SSI’s system of accounting established for determining Average Net Return for Sugar.  Without limiting the generality of the foregoing, there shall be included among the charges and expenditures deductible from the net selling price for sugar in determining Average Net Return for Sugar (i) all excise, sales or other taxes and all other direct or indirect charges of any kind paid or accrued by SSI on, or with respect to, or arising out of the manufacture, processing, production, ownership, possession, holding for sale, sale, marketing or shipment of such sugar or any part thereof, or on all or any part of the return from such sale; (ii) the profit or loss, if any, resulting from hedging operations conducted by SSI in response to sugar customers requests for sugar pricing based on sugar futures contracts listed on the New York Coffee, Sugar & Cocoa Exchange; (iii) the profit or loss, if any, resulting from SSI’s purchase and sale of other domestic or foreign refined sugar which SSI deems necessary or advisable to fill shortfalls in SSI’s production or to preserve SSI’s market share; (iv) all costs incurred in preparing sugar for marketing, including the cost of packaging, liquefying, and powdering; (v) all costs, charges, reductions in revenue, storage fees, and interest expense resulting from SSI’s production of sugar in excess of that permitted to be marketed under government imposed marketing allocations based on the Sidney factory’s percentage of the overall allotment quantity; and (vi) other costs, fees and expenses comparable or similar to those subtracted from the net selling price in calculating the beet payment to the shareholders of American Crystal Sugar Company.

(e)           The Adjusted Average Sugar Content of Grower’s sugarbeets is the average sugar content of Grower’s sugarbeets (as determined by SSI’s individual tests) reduced by a “Pol Adjustment” in an amount equal to 50% of the difference between (1) the average sugar content of all growers’ regular harvest sugarbeets received by SSI for the Sidney Factory (as determined by SSI’s aggregate individual tests) during the current crop year less (2) the average sugar content of all growers’ regular harvest sugarbeets sliced by SSI at the Sidney Factory (as determined by SSI’s cossette tests) during the current crop year.  Steam to the beet slicers will be shut off whenever a sample of cossettes is taken for purposes of the Pol Adjustment.

(f)            The final determination of Average Net Return for Sugar shall be verified by a firm of independent certified public accountants selected by SSI, which verification shall be conclusive.  Grower (acting through the Association) shall have the right to select at its own expense a firm of certified public accountants to check the determination of Average Net Return for Sugar.

(g)           The payment for sugarbeets determined in accordance with paragraph 8(c) shall be increased or decreased as follows:

(i)            In the event Grower delivers sugarbeets to an outside receiving station, Grower shall be charged a freight participation charge (per screened ton) applicable to the transportation of Grower’s sugarbeets from the receiving station to the factory.  The Grower freight participation charge (per net ton) is an amount equal to 50% of the Adjusted Freight Rate.  The Adjusted Freight Rate is calculated by the following formula:

Receiving station	x 100% + Grower’s % tare x	Weighted average of Grower’s District sugar content = Adjusted Freight Rate
Freight Rate	100	Weighted average of Grower’s sugar content

(ii)           In the event Grower delivers sugarbeets to the Sidney factory yard, Grower will be charged a factory freight participation charge (per ton) applicable to the transportation of the Grower’s sugarbeets from the pile to the wet hopper.  The Grower freight charge is an amount equal to 50% of the Actual Factory Freight Cost calculated as follows:

Actual Factory	=	Factory Freight Rate per Screened Ton
Freight Cost		Total Screened Tons Delivered to Factory Yard

(iii)          In the event Grower is contracted to deliver sugarbeets to an outside receiving station and instead elects to deliver sugarbeets to the Sidney factory yard, Grower will be paid a hauling allowance equal to 50% of the Adjusted Freight Rate (determined as set forth above) for the receiving station to which Grower was contracted.

(iv)          In the event Grower is contracted to deliver sugarbeets to an outside receiving station and elects to deliver the sugarbeets to an  outside receiving station that is closer to the Sidney Factory, Grower shall be paid a hauling allowance equal to 50% of the freight savings based on the Adjusted Freight Rates for the affected receiving stations.

(v)           In the event Grower delivers sugarbeets to outside receiving stations from certain geographic areas, Grower shall be paid a delivery incentive to compensate Grower for increased hauling expenses.  The delivery incentive shall be calculated as follows:

Pleasant View	Area I (Glendive) Area II (Cracker Box exit to Yellowstone River Area III (Fallon to Yellowstone River) Area IV (Fallon Flats)	$ XXX per ton $ XXX per ton $ XXX per ton $ XXX per ton

Powder River	Area I (Kinsey and Tongue River)	$ XXX per ton

Marley District

These beets will delivered to the Sugar Valley station or optionally to the Factory with hauling allowance.  (Border-the road that runs south of the old Marley station past the church for 2.4 miles.  It then angles west for .6 mile and turns south for 1.4 miles.)

Area I (East of border)
Area II (West of border)

$ XXX per ton $ XXX per ton

Culbertson	Area I (East of Brockton, Montana) Area II (All sugarbeet acres grown west of the town of Brockton, Montana)	$ XXX $ XXX per ton

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

(vi)          In the event SSI enters into Early Harvest Amendments with any of its growers that result in SSI making early harvest payments to such growers, the total cumulative amount of such early harvest payments shall be proportionately deducted (on per ton basis) from the payment to be made to all growers, including Grower.

The payment adjustments provided in this paragraph 8(g) shall be applied to the first payment of sugarbeets to be made to Grower under this Agreement.  The determination of contracted receiving station and associated districts shall be based on that specified in the Addendum(s) to this Agreement.

9.             Payment Schedule.  SSI shall make an initial payment (i) on November 20, 2003 for sugarbeets delivered by Grower prior to November 5, 2003 and (ii) on the 15th day of the month following the month of delivery for sugarbeets delivered by Grower on or after November 5, 2003.  The initial payment will be reduced by the Grower freight participation provided in paragraph 8(c) and any other deductions provided hereunder or otherwise authorized by Grower.  The initial and subsequent payments will be made based on the Adjusted Sugar Content of Grower’s sugarbeets, and SSI’s estimate of anticipated Average Net Return for Sugar as set forth in the following schedule:

Initial Payment		2nd Payment		Final Payment
% of SSI’s estimated net return	Date	% of SSI’s estimated new return	Date	% of actual net return	Date
XXX%	As provided above	XXX%*	April 2, 2004	XXX%*	October 31, 2004

*Taking credit for prior payments

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

If Grower is a tenant on the land on which the sugarbeets are grown and Grower and the landlord have a crop sharing agreement, any check issued in payment for sugarbeets delivered by Grower may be made payable jointly, at Grower’s election, to Grower and Grower’s landlord pursuant to forms and procedures prescribed by SSI.  Grower may from time to time request that SSI deduct certain amounts from the payments to be made hereunder to satisfy payment obligations to third parties.  SSI reserves the right to approve the form of such requests.  To the extent SSI elects to honor such request(s), Grower shall defend and indemnify SSI from all losses, costs, and damages (including attorneys’ fees and costs) incurred by SSI as a result of payments to a third party.

10.           Advances to Grower.  Advances by SSI to Grower, either in seed, money, or otherwise, shall constitute payment for sugarbeets purchased hereunder to the extent of such advances and may be deducted from the initial or subsequent payments to Grower; provided, however, in the event Grower abandons his sugarbeet acreage, such advances shall become due and payable immediately.

11.           Dues Deductions.

(a)           SSI at its option may deduct from any payment due under this Agreement (unless notified in writing by Grower before September 1, 2003 not to make such deduction) the Grower’s dues and assessments to the Montana-Dakota Beet Growers Association (the “Association”) and pay this amount to the Association.  No such deduction shall be made unless the Association notifies SSI in writing of the amount of such dues and assessments prior to August 15, 2003.  Grower hereby acknowledges that said deduction may occur.

(b)           SSI may at its option deduct from any payment due under this Agreement an amount equivalent to Grower’s proportionate share (determined on a per ton basis) of 50% of the amount paid by or on behalf of SSI to The Sugar Association and/or The American Sugar Alliance.

12.           Research.  SSI is hereby authorized by Grower to deduct from any payment due to Grower the amount of $.01 per net ton of beets purchased and to pay such amount to the SSI/Grower Joint Research Committee Trust - Sidney (the “Sidney Trust”) for the purpose of promoting sugarbeet agronomic research.  SSI shall contribute to the Sidney Trust an equal amount in cash.  Expenditures from the Sidney Trust will be determined by the Research Committee.  The composition of the Research Committee will include equal representation from both SSI and the Association.

13.           Right of Access.  SSI shall have the right to enter Grower’s sugarbeet fields and to take sugarbeet samples from time to time for the purpose of determining the quality and quantity of the sugarbeets.

14.           Force Majeure.  Fire, labor trouble, accident, act of God or of the public enemy, weather or other cause beyond the reasonable control of the parties which prevents Grower from the performance of this Agreement or which prevents SSI from economically utilizing the sugarbeets contracted for in the manufacture of sugar therefrom at the factory shall excuse Grower or SSI, as the case may be, from the performance of this Agreement.

15.           Government Filings.  Grower agrees to make timely filings of all USDA-FSA forms required to ensure maximum eligibility of SSI to qualify sugar for CCC loans in accordance with the Farm Security and Rural Investment Act of 2002 and regulations promulgated thereunder, or other applicable legislation or regulations.

16.           Non-Interference.  This Agreement shall not be construed to affect, modify or in any way interfere with any marketing agreement between Grower and the Association.

17.           Entire Agreement; Assignment.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supercedes and replaces any and all prior written and oral agreements between Grower and SSI (and its predecessors).  The printed terms hereof may be modified or waived only by written agreement signed by an officer of SSI.  Grower’s individual performance is contemplated hereby, and Grower shall not assign this Agreement without SSI’s prior written consent.  Grower is an independent contractor and is not an agent or employee of SSI.

18.           Breach Remedies.  Grower agrees to comply with all applicable federal, state and local laws, ordinances, regulations and rulings, as well as SSI’s operational and agricultural regulations and policies (collectively referred to herein as “Applicable Law and Policy”).  Grower acknowledges and agrees that Grower is required, pursuant to this Agreement to grow and deliver the sugarbeet crop to SSI at the times specified by SSI.  Any one or more of the following shall constitute a breach of this Agreement by Grower: (i) the failure of Grower to plant, grow and deliver said crop to SSI; (ii) the failure of Grower to comply with Applicable Law and Policy, (iii) the failure of Grower to comply with any provision of this Agreement, or (iv) the breach by Grower of any other agreement with SSI.  Upon a breach of this Agreement, Grower may be subject to one or more of the following remedies as determined by SSI :

(a)           Termination of this Agreement and the right to deliver sugarbeets to SSI for processing;

(b)           Payment of liquidated damages to SSI for failure to deliver the sugarbeets contemplated under this Agreement, which liquidated damages are hereby declared and stated to be an amount equal to Grower’s share of SSI’s fixed costs (to be determined on a per ton basis) for processing of the crop; and

(c)           Any other legal or equitable remedy that may be available to SSI under applicable law.

19.           Indemnification.  Grower agrees to hold harmless and indemnify SSI and its officers, directors, owners, shareholders, and affiliates from any and all losses, costs, or damages (including attorneys fees and costs) SSI or its officers, directors, owners, employees, shareholders, or affiliates may incur as a result of Grower (1) delivering sugarbeets to SSI grown from non-approved seed varieties, or to which have been applied, or which have been grown on land upon or to which any unauthorized, non-registered, non-approved or prohibited pesticide, herbicide, chemical or other substance has been applied; or (ii) breaching any provision of this Agreement.  This indemnification obligation shall be in addition to any other remedies that may be available to SSI under Section 18 of this Agreement.

THIS IS A LEGALLY BINDING CONTRACT.  GROWER HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY CONCERNING THE RIGHTS AND OBLIGATIONS SET FORTH HEREIN.

SIDNEY SUGARS INCORPORATED	GROWER
Print Name

By	Grower E-mail address
Factory Agricultural Manager

Factory Mailing Address:	By:
P.O. Box 1168
Sidney, Montana 59270	Title:

By:

Title: